Leica BIOSYSTEMS

Master Agreement

Leica Biosystems | 1700 Leider Lane | Buffalo Grove IL 60089
Leica Biosystems and Leica Microsystems are part of Leica Microsystems Inc.

Customer Information

Customer Name: Precision Pathology
SAP Number: 1250726
Address: 12315 Judson Rd. Ste 114 **Bldg. / Dept.:** Pathology
City, State ZIP Live Oak, 78233
Customer Contact:
Name: Tammy Puente
Phone: 210-646-0890
E-mail: tpuente@precisionpath.us

LMS Contact:
Name: James Branan
E-mail: James.branan@leicabiosystems.com

Initial Term: 5 YEARS **Quote #:** JA1053
Instrument Acquisition Type: **Capital** ☐ **Rental** ☐ **Reagent Acquisition** ☒

Agreement

Customer and Leica Microsystems Inc., ("Leica") enter into this Master Agreement as of the Effective Date set forth herein and agree to be bound to the following terms for the purchase and / or use of Products listed below, including the terms and conditions set forth in the below listed Exhibits, which are hereby incorporated by reference (collectively referred to herein as the "Agreement"). This Agreement represents the entire understanding between Customer and Leica and supersedes all prior verbal or written agreements concerning this subject matter between the parties. Leica may acknowledge an Order from Customer, but any and all terms, conditions and provisions contained in Customers purchase order, acknowledgement form or other communications with respect to the transactions contemplated hereunder are agreed to be superfluous and without any force and effect.

Exhibits

Exhibit A – General Terms & Conditions
Exhibit B – Pricing Detail

1. Product & Pricing Summary

Leica will provide Products and Services at the Total Prices listed below;

1.1. **Instruments & Training**

Qty	Instrument	List Price	Offer Price	Total Price
1	Leica Bond III	$166,425	$122,500	Incl. in Reagents
1	Bond Training	$2,900	$0	Incl. in Reagents
Total		**$169,325**	**$122,500**	Incl. in Reagents

1.2. One (1) Bond II Instrument acquired via Customer's previous Rental Agreement rolled over into this Master Agreement.

1.3. **Service Offering**

Qty	Service Offering	List Price / year	Offer Price / year	Total Price / year	Status
1	Bond III Silver Service	$ 15,215	$ 14,454[1]	Incl. in Reagents	New
1	Bond III Silver Service (Serial #- 3210356)	$ 15,215	$14,454	Incl. in Reagents (Limited Time Period of coverage)[2]	Existing
1	Bond Max Silver Service (Serial #- M210978)	$ 13,540	$12,186	Incl. in Reagents (Limited Time Period of coverage)[2]	Existing

[1]Annual Price after 1 year warranty; Warranty period begins at initial installation of instrument. Service Agreement included for the Term of Agreement

[2]Service Agreement included for the first three (3) years of this Agreement for one (1) Bond Max (M210978) and one (1) Bond III (3210356).

1.3.1. The above listed Offer Price reflects the amount of Service covered through Reagent Purchases. Service will be extended for the term of the Agreement for the new Bond Instrument and three (3) years for existing Bond Instruments, however the Service pricing and term rebates set forth above are contingent on customer meeting outlined reagent commitments at or above the reagent pricing specified in this agreement. If customer does not meet the commitments outlined in this agreement Leica reserves the right to charge for Service on a time and material basis without further notice.

1.4. **Reagents & Consumables -** Customer will receive a discount from current list price on purchases of Product groups as listed below. Detailed pricing for key products is provided in Exhibit B. Reagent & Consumable discount is contingent on Customer's purchase of Reagents & Consumables at or above the Minimum Purchase Commitment outlined later in this agreement.

Product Group	Discount
Bond Detection Kits (V20FKB0)*	45.0%
Bond Ancillary Reagents (Wax, Wash, Retrieval)(V20FKB1)	45.0%
Required Bond Consumables (Ribbons, Labels) (V20FKB7)	45.0%
Bond Consumables (Trays, Containers) (V20F21C)	45.0%
Bond Covertiles (V20FKB8)	45.0%
Bond RTU's (V20FBB0)	35.0%
Novocastra Concentrates	25.0%

*Final Net Pricing may include additional charges for Instrument and Service if included as part of the Reagent Pricing

1.5. **Price Protection -** Prices will be held firm for the first twelve (12) months of the Agreement and the first year of Service respectively. Leica may increase prices up to five percent (5%), effective after the first twelve months (12) of the Initial Term, or the first year of Service as applicable, and each subsequent year thereafter.

2. Purchase Commitment & Obligations

2.1. Purchase Commitment - Commencing on the Effective Date and on a monthly basis thereafter, Customer shall purchase the Products at the prices and minimum volumes identified in the table below ("Minimum Purchase Commitment"). The Minimum Purchase Commitment per month is **$13,688** based on monthly slide volume of **750** or **9,000** slides annually.

Product	Cost per Test	Slides / month	Monthly Minimum Purchase Commitment
Bond detection and reagents	$ 15.83	750	$ 11,873
RTU's @ 50% commitment	$ 4.84	375	$ 1,815
	Total		**$13,688**

2.2. **Within 60 Days Of Install Date -** If, within sixty (60) days of the Install Date of instruments, Customer fails to establish an order and purchase pattern for Products that, to Leica's reasonable satisfaction meets or exceeds the Minimum Purchase Commitment, Leica may immediately begin charging an Instrument Recovery fee equivalent to the prorated Term Rebate outlined in section 1.1 to offset the Minimum Purchase Commitment shortfall until, in Leica's reasonable opinion, such pattern is established.

2.3. **For Two Consecutive Quarters -** If Customer fails to purchase ninety five percent (95%) in the aggregate of the Minimum Purchase Commitment for any two (2) consecutive quarters, Leica may unilaterally with written notice, (a) charge the Customer the amount equal to the shortfall between actual quantity of Product purchased by Customer and the Minimum Purchase Commitment or (b) consider and implement other alternative measures to remedy the Minimum Purchase Commitment shortfall. Unless otherwise set forth in this Agreement, Leica shall evaluate Customer's compliance and purchases with respect to the Minimum Purchase Commitments on a quarterly basis.

3. Termination

3.1. An early termination fee equal to a prorated amount of the applicable Term Rebate shall become due if Customer seeks to terminate the Agreement prior to the end of the Initial Term for convenience pursuant to Exhibit A ("Early Termination Fee").

3.2. The Early Termination Fee will be prorated at **$2,042** for each remaining month of the Initial Term in the case of Instruments.

3.3. An Early Termination Fee with regards to a Service plan shall be equal to the pro-rated amount due for the remainder of the then current year plus the applicable Term Rebates for the then current year.

4. Miscellaneous

4.1. Bond Instruments are shipped FOB destination, prepay and add.

This Agreement shall be effective on the date Leica countersigns below or the date, if any, appearing here as the Effective Date ________________, ("Effective Date").

AGREED TO AND ACCEPTED THIS:

CUSTOMER:

Signature/Date: Roy P Jaycomo 1/27/15

Title: President

LEICA MICROSYSTEMS INC.

Signature/Date

Title:

LEICA MICROSYSTEMS INC.

Signature/Date

Title:

EXHIBIT A – General Terms & Conditions

Leica BIOSYSTEMS

1. Agreement Term

Unless terminated earlier as provided for in this Agreement, the Agreement shall continue in effect during the Initial Term. This Agreement will automatically renew for consecutive one (1) year extension periods (each an "Extension Period") unless either party gives the other party ninety (90) days' advance written notice of non-renewal prior to the end of the Initial Term or thereafter during any Extension Period. The Initial Term and all Extension Periods shall be collectively defined as the "Agreement Term".

2. Definitions

As used herein and as applicable to all Orders placed under this Agreement:

"Products" shall collectively refer to and include the following:

"Applications" which include software programs and applications developed by Leica which are licensed to Customer as a standalone Product; **"Consumables"** which include disposable materials and other Products which may be used in conjunction with Leica Instruments; **"Instruments"** means the equipment, system, or other instruments provided and/or manufactured by Leica and all operating systems or other software which may be embedded therein; **"Reagents"** means liquid materials in its application state which may be used in conjunction with Leica Instruments; and **"Software"** means any and all proprietary computer programs, operating software or other software applications which are either embedded into an Instrument or provided as an Application licensed to Customer hereunder.

"Services" shall mean and include any installation, support or maintenance services provided to Customer

"Order" shall mean any transactional document or purchase order under which Customer may order Products and which incorporates these Terms and Conditions.

3. Pricing

Adjustments / Modifications – Pricing maybe subject to change as outlined in this agreement. Leica shall notify Customer in writing at least thirty (30) days before the effective date of any such increase.

Payment - Payment terms are net thirty (30) days from date of invoice. Past due balances are subject to a service charge of one and one-half percent (1 ½%) per month or the highest rate allowed by law, whichever is lower. Customer shall notify Leica of any inconsistent and / or disputed amounts within thirty (30) days from date of invoice. Customer waives its right to dispute charges after this time frame.

Taxes - Leica shall supply the Products and Services during the Term subject to the pricing set forth on the applicable Exhibit. All prices, inclusive of monthly Minimum Purchase Commitments are calculated excluding shipping costs, transportation, sales tax, goods and service taxes, value added tax, or any similar taxes or other charges (if applicable). Customer is responsible for all taxes, duties, fees and expenses imposed by federal, state or local governmental entities, applicable to the manufacture, sale, price, delivery or use of the Products or Services furnished hereunder or in lieu thereof, Customer shall provide Leica with a tax exemption certificate acceptable to and considered valid by the applicable taxing authorities.

4. Termination

For Material Breach. Termination of this Agreement by either party will be permitted in the event of a Material Breach (as defined below) that if possible to cure, remains uncured ninety (90) days after written notice specifying the breach is given, by the non-breaching party, to the breaching party. A "Material Breach" is defined as (a) the failure of a party to fully comply with its obligations under this Agreement; (b) the making of assignment for the benefit of creditors by a party; (c) the institution of bankruptcy, reorganization, liquidation or receivership proceedings by or against a party; and (d) insolvency of a party.

For Convenience. Either party upon ninety (90) days' written notice may terminate this Agreement. If, prior to the expiration of the Initial Term, Customer terminates this Agreement other than for a Material Breach, Customer shall be required to pay Leica an Early Termination Fee as identified in the Agreement.

5. Remedies

Without limiting its remedies under existing law, Leica may, in the event of a Material Breach by Customer, and in its sole discretion, pursue any or all of the following remedies: (a) suspend or cancel its performance hereunder, including any pending or future deliveries; (b) take possession of the Instruments by entering upon Customer's premises; (c) declare all unpaid balances, payments and expenses due or to become due hereunder immediately due and owing (d) terminate this Agreement without additional liability or obligation to Customer; (e) seek any other cumulative remedies at law or in equity or (f) exercise any all rights and remedies available to a secured creditor under the Uniform Commercial Code. The foregoing remedies are cumulative, and may be exercised by Leica, in whole or in part, at Leica's sole discretion. The substantially prevailing party shall be entitled to its attorneys' fees, costs, and expenses (including expert expenses) in connection with any claims, causes of action or litigation.

6. Shipment, Delivery, Returns and Risk of Loss

SHIPPING: Products are shipped FOB Shipping Point, Prepay and Add, unless otherwise specified in this Agreement.

DELIVERY: Leica will arrange for delivery and installation of the Products and will use best efforts to meet delivery dates, but delivery is not guaranteed.

RETURNS: No Products can be returned unless Leica provides, in its sole discretion, written authorization for the return.

RISK OF LOSS: passes to Customer upon delivery and Customer is liable for all loss, damage to or destruction of the Products upon delivery. Leica disclaims any liability for such risk of loss, even where Leica agrees to file any respective carrier claims on Customer's behalf.

7. Title

Leica is the owner of, and retains title to, the Instruments except where Customer has agreed to either a) the capital purchase of an Instrument; or b) the purchase of the instrument through a Reagent Acquisition program. Title and ownership of the Instruments shall transfer to Customer at the time of purchase. Customer shall not permit or suffer any attachment, encumbrance, lien, or security interest to be filed against the Leica owned Instruments. Customer shall promptly notify Leica if any of the foregoing is filed or claimed, and shall indemnify Leica for any loss or damage, including reasonable attorneys' fees, resulting from any of the foregoing. Customer authorizes Leica to execute and to file any necessary UCC financing statement(s) against the Instruments, including the filing and perfection of a purchase money security interest, describing any Leica Instrument provided to Customer under this Agreement, including any replacement or substitutions thereof, and amendment(s) to such financing statement(s) that shall ratify any such financing statement(s) or amendment(s) filed prior to the Effective Date.

Where ownership of an Instrument is retained by Leica, such Instrument may not be uninstalled, transferred, moved or relocated without Leica's prior written consent. Customer is responsible for and shall reimburse Leica for all damage to Products caused while the Products are in the possession or control of Customer. Customer shall promptly advise Leica in writing of any accident, material damage to or defect in the Products. Leica shall maintain and service the Products. Customer shall not modify, reconfigure, copy, change, alter or resell the Products. .

8. Design and Specifications

The design and specifications ("Specifications") of Leica's Products are subject to change without notice. Leica reserves the right to ship the latest type and design of Instruments in its own discretion and shall have no liability or obligation to Customer for such changes. In the event of a change to the Specifications, Customer may, within fourteen (14) days of receiving notice of the same, cancel the applicable Order without liability to Leica, but only where such change would render Customer's use of the Products to commercially impracticable.

9. Acceptance

Customer shall promptly inspect all Products upon delivery or installation as applicable. Any rejections for material defects shall be made within ten (10) days of delivery or installation and not thereafter. Customer will be deemed to have accepted all Products unless such written notice of rejection is received by Leica.

10. Damage to Instrument(s)/Alteration.

During the Term and until passage of title to Customer (if applicable), Customer is responsible for and shall reimburse Leica for all damage to Instrument(s) caused while the Instrument(s) are in the possession or control of Customer. Customer shall promptly advise Leica in writing of any accident, material damage to or defect in the Instrument(s). Customer shall not modify, reconfigure, copy, change or alter the Instrument(s).

11. Software License

Leica hereby grants a nonexclusive, nontransferable, limited license to use the Software only in conjunction with Customer's internal business use of the Products purchased under this agreement. Customer receives no title or ownership rights to the software. Customer may not (a) modify, adapt, decompile, disassemble, or reverse engineer the software; (b) create any derivative works based on the software; (c) make any copies of the software, except for one copy solely for backup or archival purpose; (d) allow any third party to use or have access to the software; or (e) sell, transfer, assign or sublicense the software except as provided herein. Customer may transfer or assign this license only as part of the sale of the Products and only to a transferee or assignee who agrees in writing to be bound by the terms and conditions of this section and provided Seller is notified in writing of the transfer.

12. Warranty

PRODUCTS: Leica warrants and represents that Products delivered to carrier for shipment to Customer, or delivered directly to Customer, will at the time of such delivery: (a) conform to the specifications published in the applicable Leica documentation for such Product in effect as of the date of shipment, if any, or those contained in or attached to Leica's quotation; (b) not be adulterated or misbranded within the meaning of the U.S. Food, Drug and Cosmetic Act; and (c) be of good quality and free from defects in materials and workmanship.

INSTRUMENTS: Leica warrants that Instrument(s) are free from manufacturing defects in material and workmanship for a period of one (1) year from the date of delivery or the date of completion of assembly and installation by Leica (if applicable) when used in compliance with Leica's guidelines and instructions, including, without limitation, the associated Leica User Manual ("Warranty Period"). This limited warranty covers normal usage and does not cover damage which occurs in shipment, or failures which result from alteration, accident, misuse, abuse, neglect or improper service or maintenance by Customer. Such damage shall be the sole responsibility of Customer. In the event that the assembly of the Product is substantially complete, and the customer utilizes the instrument to perform research or Production work the warranty period begins. The warranty period for any additional components shall commence at the day of their installation.

SERVICES: Leica warrants that its Services will be performed in a workmanlike manner for a period of ninety (90) days after the performance of the Services. All Services shall be provided by an authorized Leica representative at Customer's sole

expense after the Initial Warranty Period. All Services not covered by warranty or an active Service contract shall be at Customer's sole expense.

WARRANTY EXCLUSIONS: Warranty coverage does not include any defect or performance deficiency (including failure to conform to Product descriptions or specifications) which results, in whole or in part, from (1) negligent storage or handling of the Product by Customer, its employees, agents, or contractors, (2) failure of Customer to prepare or maintain the site or provide power requirements or operating environmental conditions in compliance with any applicable instructions or recommendations of Leica, (3) adverse power conditions or environmental conditions such as erratic power, voltage spikes, RF or magnetic interference, HVAC failure or other causes beyond the reasonable control of Leica, (4) absence of any Product, component, or accessory recommended by Leica but omitted or removed at Customer's direction (5) any misuse, alteration or damage to the Product by persons other than Leica, (6) combining Leica's Product with any Product furnished by others, or with incompatible Products, where such combination causes failure of or degradation to performance of Leica's Product (including the substitution of any reagent not authorized by Leica) (7) improper or extraordinary use of the Product, improper maintenance of the Product, failure to maintain the Product or failure to comply with any applicable instructions or user manuals provided by Leica; or (8) if any servicing was performed or repair was attempted by personnel not authorized by Leica to perform such servicing or repair.

DISCLAIMER: The only other warranties made by Leica with respect to Products are those specifically and expressly stated as warranties in the Product's package insert specifications and operations manuals. The foregoing warranties are exclusive and in lieu of all other warranties, whether written, oral, express, implied, or statutory. NO IMPLIED STATUTORY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE SHALL APPLY. Customer assumes all risk for the suitability of the test results obtained by using any Product hereunder, whether for research or clinical use, and the consequences arising therefrom when any Product is used other than in accordance with the instructions or restrictions in the applicable Leica package insert, labels or operations manual for such Product(s) or item of Covered Equipment so as to effect its stability or reliability, and is used either: (a) alone; or (b) in combination with other articles, substances or reagents (or any combination thereof) not provided or recommended for use with such Product.

CUSTOMER'S REMEDIES: If Leica determines that any Product fails to meet any warranty during the applicable warranty period, Leica shall correct any such failure by either, at its option, repairing, adjusting, or replacing without charge to Customer any defective or nonconforming Product, or part or parts of the Product. The place of performance for work under warranty shall be the nearest Authorized Service Center or such other place as determined by Leica in its sole discretion. For Products forming part of a fixed installation, it shall be the site of such installation. Warranty service will be performed during Leica's normal business hours. While every effort will be made to render services promptly, this does not include any guarantees of specific response time or uptime, which may be available for purchase under a separate service plan. Subject to the availability of personnel, after-hours service is available upon request at an additional charge.

Warranty services includes any travel, labor, and parts related to the repair of an Instrument excluding any consumable items which remain the responsibility of the Customer, and will only be covered under the warranty if the consumables were missing from the initial Product installation. Warranty will be null and void if any party other than a Leica Authorized Service Engineer attempts repair of said Instrument(s) during the Warranty Period. Any Product or part furnished without charge to Customer during the Warranty Period to correct a warranty failure shall be warranted to the extent of the unexpired term of the warranty applicable to the repaired or replaced Product. Leica reserves the right to use refurbished material for all repairs of Instruments covered by warranty as well as for repairs covered by any subsequent post-warranty service plans. Warranty of refurbished items is not limited compared to new items

The remedies set forth herein are conditioned upon Customer promptly notifying Leica within the applicable warranty period of any defect or nonconformance and making the Product available for correction at a mutually agreed-upon time. The preceding paragraphs set forth Customer's exclusive remedies and Leica's sole liability for claims based on the failure of the Products to meet any warranty, whether the claim is in contract, warranty, tort (including negligence and strict liability) or otherwise, and however instituted, and upon the expiration of the applicable warranty period, all such liability shall terminate. For Products installed outside the U.S. the above warranties shall not apply. The warranties applicable to such Products shall be the warranties provided by the respective Leica selling organization in such countries.

13. Indemnification

Customer will indemnify, defend and hold Leica harmless from all claims, costs (including reasonable attorneys' fees), damages and liabilities ("Claims") arising from Customer's use or misuse of the Products, including any Claims (whether for personal injury, death, property damage or otherwise) arising from Customers' fault, negligence, willful misconduct, omissions or breach of this Agreement.

Leica will indemnify, defend and hold harmless Customer from all Claims arising from (i) any alleged defects in the Products and (ii) based on alleged infringement of third party intellectual property rights. However such indemnification shall not apply where the defect or infringement is caused in whole or in part by (i) any alteration of the Product by persons other than Leica, (ii) combining Leica's Product with any Product furnished by others where such combination causes failure of or degradation to performance of Leica's Product, (iii) combining incompatible Products of Leica, (iv) improper or extraordinary use of the Product, improper maintenance of the Product, or failure to comply with any applicable instructions or recommendations of Leica, Leica does not warrant Products of others which are not included in Leica's published Product catalog.

14. Limitation of Liability

To the fullest extent permitted by law, in no event shall either party be liable for any lost revenues, lost profits, special, indirect, incidental or consequential damages, economic loss, or property damage incurred by the other party. Either party's total liability under this Agreement shall not exceed the total price paid for all Products hereunder on an annual basis. The aforementioned limitation shall not apply to damages resulting from the gross negligence, bad faith or willful misconduct of a party or its personnel.

15. Compliance

PROHIBITED ACTIVITIES: Neither party to this Agreement nor shall engage in any activity prohibited by anti-kickback, anti-self-referral, or any other federal, state or local law or regulation which relate to health care and/or the performance of services under this Agreement, as those regulations now exist or as subsequently amended, renumbered or revised.

DISCOUNT DISCLOSURE: Any discounts, rebates or other price reductions (collectively referred to herein as "discounts") issued by Leica to Customer constitutes a discount under applicable law (42 U.S.C. § Section 1320a-7b(b)(3)(A)). Leica is providing detail pertaining to such discounts and the allocation of total net purchase dollars for Instrument, Service, Product and miscellaneous purchases, as applicable upon request. Customer may have an obligation to report such discounts to any State or Federal program that provides reimbursement to Customer for the items to which the discount applies, and, if so, Customer must fully and accurately report such discounts. Further, Customer should retain invoices and other price documentation and make them available to Federal or State officials upon request.

CERTIFICATION: If Instruments and/or Service Offerings are added to and incorporated into Product prices, Customer acknowledges by signing and accepting this Agreement, that prior to the execution of this Agreement, Leica offered to sell Products, Service Packages and/or sell or rent applicable equipment to the Customer separately, and that Customer has declined all such offers, and accepted instead the terms of this Agreement as written.

16. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the state of Illinois, excluding choice of law provisions.

17. Force Majeure

Except as expressly stated in this Agreement, neither party shall be liable for any failure to perform hereunder (other than the payment of sums due and owing) due to labor strikes, lockouts, fires, floods, water damage, riots, government acts or orders, interruption of transportation, inability to obtain material upon reasonable prices or terms, or any other causes beyond its control.

18. Severability; Waiver

In the event that any one or more provisions contained herein (other than the provisions obligating Customer to pay Leica for the Products and Services) shall be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. A party's failure to enforce, or waiver of a breach of, any provision contained herein shall not constitute a waiver of any other breach or of such provision.

19. Notices

Any notice or communication required or permitted hereunder shall be in writing and shall be deemed received three days after being sent via registered mail with return receipt requested, by courier, by first-class mail, postage prepaid, or via email (with evidence of receipt required) at the addresses specified herein for the respective parties or at such other address as either party may from time to time designate to the other in writing.

20. Assignment

This Agreement may not be assigned by either party without the prior written consent of the other party, which shall not be unreasonably withheld. Notwithstanding any provision of this Agreement to the contrary, either party shall have the right to assign or otherwise transfer its interest under this Agreement, without consent of the other party, to any of its affiliated entities or to any entity to which a party may sell, transfer, convey, assign or lease substantially all of the assets or properties used in connection with its performance under the Agreement. Any other assignment of the Agreement without the express written consent of the other party will be invalid.

Leica BIOSYSTEMS

EXHIBIT B – Pricing Detail

Bond Reagent Pricing Detail

Part Number	Description	List Price	Discount	Total Price
DS9800	Bond Polymer Refine Detection*	$2,386.10	45.0%	$2,642.36
AR9590	Bond TM Wash Solution	$466.52	45.0%	$ 256.59
S21.4564	Bond Slide Label and Print Ribbon	$736.16	45.0%	$ 404.89
S21.1971	Bond Mixing Stations	$163.71	45.0%	$ 90.04
OP79193	Bond Open Containers	$497.55	45.0%	$ 273.65
S21.2001	Bond TM Universal Covertiles	$282.48	45.0%	$ 155.36
AR9222	Bond Dewax Solution	$368.08	45.0%	$ 202.44
AR9961	Bond TM Epitope Retrieval 1 - 1L	$417.30	45.0%	$ 229.52
AR9640	Bond TM Epitope Retrieval 2 - 1L	$461.17	45.0%	$ 253.64
AR9551	Bond Enzyme Pretreatment Kit	$868.84	45.0%	$ 477.86
Multiple	Bond RTU's	$335.34	35.0%	$ 217.97
Multiple	Bond ER & PR RTU's	$693.45	35.0%	$ 450.74
DS9390	Bond Polymer Refine Red Detection**	$1,348.20	45.0%	$1,406.51
Multiple	Novocastra Concentrates	Multiple	25.0%	Multiple

*Final Price includes additional charges of $708 for Instrument and $622 for Service included in the Kit Price based on 200/test kit.
**Final Price includes additional charges of $354 for Instrument and $311 for Service included in the Kit Price based on 100/test kit.

Part Numbers; and pricing for less frequently ordered items are available in Excel format upon request.

Living up to Life

Leica MICROSYSTEMS

Leica Microsystems Inc.
Leica BOND™ REAGENT RENTAL AGREEMENT

Organization Name:	**Precision Pathology**	**Contact:**	**Stacey Burton**
Department:		**Title:**	
Billing Address:	**12315 Judson Rd Ste 114**	**Phone:**	**210-646-0890**
Bldg/Room:		**Email:**	**sburton@precisionpath.us**
City, State:	**Live Oak, TX** **Zip: 78233**		
Ship to Address:	**Same as Above**		
Bldg/Room:		**Rep Name:**	**Nick Upton**
City, State:	**Zip:**	**Email:**	**Nick.upton@leica-microsystems.com**
SAP #:	**1241917**	**Quote #:**	

1. Term of Agreement

1.1 Agreement term is 60 months (the "Term"), beginning on ____________ (the "Effective Date") and ending on ____________ (End Date).

1.2 Customer has entered into a Reagent Rental Agreement for the following instruments:

Qty	Product
1	Leica Bond III

2. Pricing

2.1 Minimum Purchase Commitment per month of Products is $6,257.00 based on monthly slide volume of 500 (6,000 annually).

Product	Cost per test	Slides/month	Monthly Minimum Commitment
Bond detection and reagents	$ 9.94	500	$ 4,970.00
RTUs= 60 %	$ 4.29		$ 1,287.00
Total			**$ 6,257.00**

2.2 Customer will receive a discount from current list price on purchases of Product groups listed below:

Product Group	Discount
Bond Detection Kits (V20FKB0)	32%
Bond Ancillary Reagents (Wax, Wash, Retrieval)(V20FKB1)	20%
Required Bond Consumables (Ribbons, Labels) (V20FKB7)	20%
Bond Consumables (Trays, Containers) (V20F21C)	20%
Bond Covertiles (V20FKB8)	20%
Bond RTU's (V20FBB0)	35%

2.3 Prices will be held firm for the first twelve (12) months of the Agreement.

2.4 Leica may increase prices up to five percent (5%) per year, effective after the first twelve months (12) and each subsequent year.

2.5 Should purchases of Products by the Customer in a given month be less than the Minimum Purchase Commitment and not made up over three (3) consecutive months:

(a) The Customer shall increase purchases of the Products over the next three (3) months to equal the 3 month average or

(b) Leica will bill the Customer the difference between purchases of Products and the Minimum Purchase Commitment.

2.6 Shipping terms for the Instrument(s) is FOB Destination, Prepay and Add. Shipping terms for Products (Bond reagents and consumables) is FOB Shipping Point, Prepay and Add.

2.7 This Agreement is non-cancelable by the Customer and may not be terminated.

2.8 This Agreement is subject to Leica's Standard Terms and Conditions, which are attached or set forth on the reverse side hereof.

AGREED TO AND ACCEPTED this 21st **day of** December **, 20**10

CUSTOMER: For: Village Oaks Pathology Services, PA

Signature: By: [signature] Its: President

Printed Name: Roby P Joyce, MD

Title: President

LEICA MICROSYSTEMS INC.:

Signature: ______________________

Printed Name: ______________________

Title: ______________________

Leica
BIOSYSTEMS

Amendment No. 1

Leica Biosystems | 1700 Leider Lane | Buffalo Grove IL 60089
Leica Biosystems and Leica Microsystems are part of Leica Microsystems Inc.

Customer Information

Customer Name:	Precision Pathology		
SAP Number:	1250726		
Address:	12315 Judson Rd. Ste 114	**Bldg. / Dept.:**	Pathology
City, State ZIP	Live Oak, TX 78233		
Customer Contact:		**LMS Contact:**	
Name:	Stacey Burton	**Name:**	Lawrence Patton
Phone:	210-646-0890	**E-mail:**	lawrence.patton@leicabiosystems.com
E-mail:	sgates@precisionpath.us		
Amended Initial Term	**Extended 5 YEARS from execution of this Amendment**	**Quote #:**	**S.LP0103**
Instrument Acquisition Type:	**Capital** ☐ **Rental** ☐	**Reagent Acquisition**	☒

Customer (identified above) and Leica Microsystems Inc. ("Leica"), hereby amend the Master Agreement between Customer and Leica dated ("Effective Date") January 29th, 2015 and any subsequent Amendments (hereinafter referred to as "Agreement") between the parties under the terms and conditions specified below (this "Amendment") and the terms and conditions set forth in the below listed Exhibits.

Exhibits

Exhibit B – Pricing Detail

Customer Informaiton

Customer Information is hereby modified to include the following:

Address:	3300 Nacogdoches Rd
City, State ZIP	San Antonio, TX 78217

1. Product & Pricing Summary

Section 1.1 is hereby completely removed from the Agreement and replaced with the following:

Qty	Instrument	Offer Price	Payment Method	Location
1	Leica Bond III	$135,000.00	Incl. in Reagents	Shipping
1	Leica Bond III	$58,297.66	Incl. in Reagents	Onsite
Total		**$193,297.66**	**Incl. in Reagents**	

Section 1.2 is hereby completely removed from the Agreement and replaced with the following:

Service Offering

Qty	Service Offering*	Offer Price / year	Total Price / year
1	Bond III Silver Service	$14,809.00*	Incl. in Reagents
1	Bond III Silver Service (Pre-Existing Equipment s/n 3211399)	$14,809.00	
1	Bond III Service (Pre-Existing Equipment s/n 3210356)**	$14,809.00	

*Annual Price after 1 year warranty. Warranty period begins at initial installation of instrument.
**Service on this instrument is for the first two years of this Amendment only.

2. Purchase Commitment & Obligations

Section 2.1 is hereby completely removed from the Agreement and replaced with the following:

Purchase Commitment - Commencing on the Effective Date and on a monthly basis thereafter, Customer shall purchase the Products at the prices and minimum volumes identified in the table below ("Minimum Purchase Commitment"). The Minimum Purchase Commitment per month is **$17,811.74** based on monthly slide volume of **817** or **9,800** slides annually.

Product	Cost per Test	Slides / month	Monthly Minimum Purchase Commitment
Bond detection and reagents	$18.86	817	$15,408.62
RTU's @ 50% commitment	$5.89	408	$2,403.12
Total			**$17,811.74**

March 2, 2018 Customer Initials _____ Leica Initials_____

Leica BIOSYSTEMS

3. Term & Termination

Section 3.2 is hereby completely removed from the Agreement and replaced with the following:

The Early Termination Fee will be prorated at **$3,221.63** for each remaining month of the Initial Term in the case of Instruments.

All other terms of the Master Agreement remain unchanged.

This Agreement shall be effective on the date Leica countersigns below or the date, if any, appearing here as the Effective Date __________________, ("Effective Date"). In the event this Agreement is not fully executed within 60 days from date listed below, this offer shall be automatically rescinded or renegotiated at Leica's sole discretion.

AGREED TO AND ACCEPTED THIS:

CUSTOMER:	LEICA MICROSYSTEMS INC.
Signature/Date: [signature] 03/28/18	Signature/Date
Title:	Title:
	LEICA MICROSYSTEMS INC.
	Signature/Date
	Title:

EXHIBIT B – Pricing Detail

Leica BIOSYSTEMS

Bond Reagent Pricing Detail is hereby completely removed from the Agreement and replaced with the following:

Product Number	Description	List Price	Discount	Price	Instrument Upcharge	Service Upcharge	Total Price
DS9800	Bond Polymer Refine Detection (200/test kit)	$2,569.40	45.0%	$1,413.17	$958.00	$664.00	$3,035.17
DS9390	Bond Polymer Refine Red Detection (100/test kit)	$1,599.80	45.0%	$879.89	$479.00	$332.00	$1,690.89
AR9590	Bond TM Wash Solution 10X Concentrate, 1L	$556.00	35.0%	$361.40	$0.00	$0.00	$361.40
S21.4604.A	Bond TM Printer Ribbon & Labels Cxl (1Pack)	$873.20	35.0%	$567.58	$0.00	$0.00	$567.58
S21.1971	Bond Mixing Stations	$193.40	35.0%	$125.71	$0.00	$0.00	$125.71
OP79193	Bond Open Containers 7ml	$587.10	35.0%	$381.62	$0.00	$0.00	$381.62
S21.4611	Bond TM Universal Covertiles - 160 Pack	$533.50	35.0%	$346.78	$0.00	$0.00	$346.78
AR9222	Bond Dewax Solution	$438.70	35.0%	$285.16	$0.00	$0.00	$285.16
AR9961	Bond TM Epitope Retrieval 1 - 1L	$497.30	35.0%	$323.25	$0.00	$0.00	$323.25
AR9640	Bond TM Epitope Retrieval 2 - 1L	$549.70	35.0%	$357.31	$0.00	$0.00	$357.31
AR9551	Bond Enzyme Pretreatment Kit	$1,035.40	35.0%	$673.01	$0.00	$0.00	$673.01
Multiple	Bond RTU's	Multiple	35.0%	Multiple	$0.00	$0.00	Multiple
Multiple	Novocastra Concentrates+	Multiple	25.0%	Multiple	$0.00	$0.00	Multiple

*Novocastra Concentrates not included in monthly purchase commitments

Part Numbers; and pricing for less frequently ordered items are available in Excel format upon request.

3/23/2021 → 3/23/2026
Copy
☑ Vendor agreement
☑ Mat Mgt PM
☑ Codex

Leica BIOSYSTEMS

Leica Biosystems | 1700 Leider Lane | Buffalo Gr
Leica Biosystems and Leica Microsystems are part of Leica Microsystems

2021 Leica Bonds D, E, F

Amendment No. 2

Customer Information

Customer Name:	Precision Pathology ("Customer")
SAP Number:	1250726
Address:	3300 Nacogdoches Rd.
City, State ZIP	San Antonio, TX 78217

Customer Contact:		**LBS Contact:**	
Name:	Stacey Burton	**Name:**	Tyla Mason
Phone:	210-646-0890	**Phone:**	346-313-4849
E-mail:	sgates@precisionpath.us	**E-mail:**	Tyla.mason@leicabiosystems.com

Quote #(s):	**S.TZ0212, S.TZ0213**
Product Type:	**IHC**
Amendment Effective Date:	**March 15, 2021**

This Amendment No. 2 (the "Amendment") to the Master Agreement between Customer (set forth above) and Leica Biosystems division of Leica Microsystems, Inc. ("Leica") dated as of January 29, 2015 as amended by Amendment No. 1 on or about April 4, 2018, (collectively hereinafter the "Agreement") as follows:

The parties hereto hereby agree as follows:

1. **Section 1.1., Instruments & Training**
Section 1.1., Instruments & Training of the Agreement is hereby deleted in its entirety and replaced with the following:

Qty	Instrument	Offer Price	Location	Payment Method
1	Bond – III Processing Module	$125,000	Shipping	Incl. in Reagents
1	BOND System Control Kit (6.0.1/W10 lo T)	$15,000		
1	Leica Bond III	$69,780	**Onsite: Previous Agreement	
Trade-In* Bond C		($20,000)		
Total		**$189,780**	-	**Incl. in Reagents**

*Pricing in this deal is contingent on the trade-in of one (1) onsite Bond III s/n 3210356 within sixty (60) days of execution of this Agreement.
** Onsite: Previous Agreement as executed through the Master Agreement on or about January 29, 2015 and as amended by Amendment No. 1 on or about April 4, 2018.

2. **Section 1.2., Service Offering**
Section 1.2., Service Offering of the Agreement is hereby deleted in its entirety and replaced with the following:

Qty	Service Offering	Offer Price / year	Payment Method
1	BOND-III - SILVER SERVICE*	$14,809	Incl. in Reagents
2	BOND-III - SILVER SERVICE**	$29,618	

*Annual Price after 1-year warranty; Warranty period begins at initial installation of instrument.
** S/N: 3490304, 3211399, 3212923
Bond E Bond D Bond F

3. **Section 1.2.1. of the Agreement is hereby added with the following:**

1.2.1. The above listed pricing reflects the amount of service covered through reagent purchases on an annual basis. Service will be extended for the term of the Agreement, however the service pricing set forth above is contingent on Customer meeting outlined reagent commitments at or above the reagent pricing specified in this Agreement. If Customer does not meet the commitments outlined in this Agreement, Leica reserves the right to charge for service on a time and material basis without further notice.

4. **Section 1.3 and 1.3.1 of the Agreement is hereby deleted in its entirety.**

5. **Section 1.4., Reagents & Consumables**
Section 1.4., Reagents & Consumables table of the Agreement is hereby deleted in its entirety and replaced with the following:

Description	Discount
Bond Detection Kits (V20FKB0)	45.0%
Bond Ancillary Reagents (Wax, Wash, Retrieval) (V20FKB1)	35.0%
Required Bond Consumables (Ribbons, Labels) (V20FKB7)	35.0%
Bond Consumables (Trays, Containers) (V20F21C)	35.0%
Bond Covertiles (V20FKB8)	35.0%
Bond RTU's (V20FBB0)	35.0%
Bond ISH Probes	30.0%
Novocastra Concentrates	25.0%

Leica BIOSYSTEMS

Amendment No. 2

Leica Biosystems | 1700 Leider Lane | Buffalo Grove IL 60089
Leica Biosystems and Leica Microsystems are part of Leica Microsystems Inc.

6. **Section 2.1., Purchase Commitment**
Section 2.1., Purchase Commitment of the Agreement is hereby deleted in its entirety and replaced with the following:

Purchase Commitment - Commencing on the Effective Date and on a monthly basis thereafter, Customer shall purchase the products at the prices and minimum volumes identified in the table below ("Minimum Purchase Commitment"). The Minimum Purchase Commitment per month is **$19,790** based on a monthly slide volume of **817** or **9,800** slides annually.

Product	Cost per Test	Slides / month	Monthly Minimum Purchase Commitment
Bond detection and reagents	$20.65	817	$16,871
RTU's @ 50% commitment	$6.62	409	$2,708
ISH @ 1% commitment	$26.34	8	$211
	Total		**$19,790**

7. **Section 3.2.**
Section 3.2. to the Agreement is hereby deleted in its entirety and replaced with the following:

The early termination fee will be prorated at **$3,163** for each remaining month of the Term in the case of instruments.

8. **EXHIBITS**
Exhibit B – Pricing Detail to the Agreement is hereby deleted in its entirety and replaced with Exhibit B - Pricing Detail attached as Attachment 1 to this Amendment.

9. **TERM EXTENSION**
The term of the Agreement is hereby extended for an additional period of 5 years from the Amendment Effective Date of this Amendment.

10. **MISCELLANEOUS**
Except as set forth in this Amendment, the terms of the Agreement shall remain in full force and effect; provided however, that in the event of a conflict between the terms contained in this Amendment and the terms of the Agreement, the terms of this Amendment shall prevail.

Amendment shall be effective on the date, specified in the header as the Amendment Effective Date, or if no such date is specified, then the date Leica countersigns below ("Amendment Effective Date"). This In the event this Amendment is not fully executed within sixty (60) days from date listed below, this offer shall be automatically rescinded or renegotiated at Leica's sole discretion.

AGREED TO AND ACCEPTED THIS:
CUSTOMER:

Signature/Date: [signature] 3/23/2021

Title:

LEICA BIOSYSTEMS DIVISION OF LEICA MICROSYSTEMS INC.

Signature/Date [signature: Kathryn Mielke] Mar 23, 2021

Title: Sr. Manager - Commercial Operations

LEICA BIOSYSTEMS DIVISION OF LEICA MICROSYSTEMS INC.

Signature/Date D. Ryan Lee Mar 23, 2021

Title: Director, Sales Operations

March 1, 2021

Customer Initials [initials] Leica Initials [initials]

ATTACHMENT 1: EXHIBIT B – PRICING DETAIL

Leica BIOSYSTEMS

Bond Reagent Pricing Detail

Product Number	Description	List Price	Discount	Price	Instrument Upcharge	Service Upcharge	Total Price
DS9800	Bond Polymer Refine Detection (200/test kit)	$2,753.06	45.0%	$1,514.18	$942.38	$846.23	$3,302.79
DS9390	Bond Polymer Refine Red Detection (100/test kit)	$1,731.21	45.0%	$952.17	$471.19	$423.11	$1,846.47
AR9590	Bond TM Wash Solution 10X Concentrate, 1L	$623.82	35.0%	$405.48	$0.00	$0.00	$405.48
S21.4604.C	Bond TM Printer Ribbon & Labels Cxi (1Pack)	$979.71	35.0%	$636.81	$0.00	$0.00	$636.81
S21.1971	Bond Mixing Stations	$216.99	35.0%	$141.04	$0.00	$0.00	$141.04
OP79193	Bond Open Containers 7ml	$658.70	35.0%	$428.16	$0.00	$0.00	$428.16
S21.4611	Bond TM Universal Covertiles - 160 Pack	$598.57	35.0%	$389.07	$0.00	$0.00	$389.07
AR9222	Bond Dewax Solution	$492.20	35.0%	$319.93	$0.00	$0.00	$319.93
AR9961	Bond TM Epitope Retrieval 1 - 1L	$557.95	35.0%	$362.67	$0.00	$0.00	$362.67
AR9640	Bond TM Epitope Retrieval 2 - 1L	$616.74	35.0%	$400.88	$0.00	$0.00	$400.88
AR9551	Bond Enzyme Pretreatment Kit	$1,161.69	35.0%	$755.10	$0.00	$0.00	$755.10
KI-10701*	ERBB2 (17q12(/ SE 17	$752.31	25.0%	$564.23	$0.00	$0.00	$564.23
KI-60007*	Tissue Digestion Kit I	$478.76	25.0%	$359.07	$0.00	$0.00	$359.07
LK096A*	DAPI Counterstain	$100.65	25.0%	$75.49	$0.00	$0.00	$75.49
LK097A*	Counterstain Diluent	$71.98	25.0%	$53.98	$0.00	$0.00	$53.98
LK071A*	Fixogum	$43.19	25.0%	$32.39	$0.00	$0.00	$32.39
KI-10752*	ROS1 6q22 Break	$793.69	25.0%	$595.27	$0.00	$0.00	$595.27
Multiple	Bond RTU's	Multiple	35.0%	Multiple	$0.00	$0.00	Multiple
Multiple	Bond ISH Probes	Multiple	30.0%	Multiple	$0.00	$0.00	Multiple
Multiple	Novocastra Concentrates	Multiple	25.0%	Multiple	$0.00	$0.00	Multiple

*Products are for Customer's use only. Customer may not sell or transfer the Products. Customer will use the Products only for automated testing and not for any manual testing.

Part Numbers; and pricing for less frequently ordered items are available in Excel format upon request.

March 1, 2021

Customer Initials ______ Leica Initials KM